                                                                     EXHIBIT 5.1

    [WILSON SONSINI GOODRICH & ROSATI, PROFESSIONAL CORPORATION LETTERHEAD]

January 16, 2001

Intraware, Inc.
2000 Powell Street, Suite 140
Emeryville, California 94608

    Re:   Intraware, Inc.
          REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

    We have acted as counsel for you in connection with the preparation of the registration statement on Form S-3 (the "Registration Statement") filed by you with the Securities and Exchange Commission (the "Commission") on January 17, 2001, under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the sale from time to time by certain selling securityholders (as set forth in the Registration Statement, the "Selling Securityholders"), pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of 750,000 shares of common stock, par value $.0001 per share (the "Common Stock") and 346,968 shares of Common Stock issuable upon exercise of warrants (the "Warrant Shares") of Intraware, Inc., a Delaware corporation (the "Company").

    This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

    In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) a copy of the Registration Statement as filed with the Commission; (ii) executed copies of the Redemption and Amendment Agreements, dated January 10, 2001, between the Company and certain investors (the "Redemption Agreements"); (iii) executed copies of the Registration Rights Agreements, dated January 10, 2001, between the Company and certain investors (the "Rights Agreements"); (iv) an executed copy of each of the warrants (the "Warrants"); (v) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect; (vi) the Amended and Restated Bylaws of the Company, as currently in effect; and (vii) certain resolutions of the Board of Directors of the Company relating to, among other things, the creation, issuance and sale of the Common Stock and amendments of the Warrants in the manner contemplated by the Redemption Agreements (the "Board Resolutions").

    We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Selling Securityholders and such agreements, certificates or records of public officials, certificates of officers or other representatives of the Company and the Selling Securityholders, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

    In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity, enforceability and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and the Selling Securityholders.

    We do not express any opinion as to the laws of any jurisdiction other than Delaware General Corporation Law.

    Based upon and subject to the foregoing, we are of the opinion that the Common Stock has been duly authorized and issued and the Warrant Shares, issuable upon exercise of the Warrants in accordance with the terms of the Warrants, have been duly authorized and reserved for issuance and, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable, provided in each case that such shares are issued for prices in excess of the par value.

    We hereby consent to the filing of this opinion with the Commission as an Exhibit to the Registration Statement. We also consent to the reference to our firm throughout the Registration Statement and under the caption "Legal Matters" in the prospectus which constitutes a part of the Registration Statement. This opinion is expressed as of the date hereof and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

                                          Very truly yours,

                                          /s/ Wilson Sonsini Goodrich & Rosati,
                                            Professional Corporation